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                                                                       EXHIBIT 6


                              ASSUMPTION AGREEMENT


     THIS ASSUMPTION AGREEMENT (this "Agreement"), dated as of November 20, 1996, between MERIDIAN MEDICAL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and ING (U.S.) CAPITAL CORPORATION, a Delaware corporation, previously known as INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, as agent (the "Agent") for the Lenders (as defined below):

                              W I T N E S S E T H:

RECITALS.

     A. Pursuant to a Credit Agreement, dated as of April 15, 1996, as amended by that certain First Amendment to Credit Agreement, dated as of October 25, 1996, (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Brunswick Biomedical Corporation, a Massachusetts corporation ("Brunswick"), the various lenders (the "Lenders") as are, or may become, parties thereto and the Agent, the Lenders made the Bridge Loan to Brunswick;

     B. On the date hereof, Brunswick is being merged with and into the Company, with the Company as the surviving corporation (the "Merger");

     C. Under the terms of the Credit Agreement, upon consummation of the Merger, the Company is required to execute and deliver this Agreement; and

     D. The Company has duly authorized the execution, delivery, and performance of this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the Company, and in order to induce the Lenders to make Loans to the Company pursuant to the Credit Agreement, the Company agrees with the Agent for the benefit of all Lenders as follows:

                                   Article 1.

                                  DEFINITIONS

     Section 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):




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     "Agent" is defined in the preamble.

     "Agreement" is defined in the preamble.

     "Brunswick" is defined in Recital A.

     "Company" is defined in the preamble.

     "Credit Agreement" is defined in Recital A.

     "Lenders" is defined in Recital A.

     "Merger" is defined in Recital B.

     Section 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the Credit Agreement are used in this Agreement, and its preamble and recitals, with such meanings.

                                   Article 2.

                                   ASSUMPTION

     Section 2.1. Assumption. The Company hereby confirms, acknowledges, represents, warrants, covenants and agrees, for the benefit of the Lenders and the Agent, that immediately upon the effectiveness of the Merger, and without any further action by any Person:

           (a) The Company assumes (by operation of law and pursuant to this Agreement) each and every covenant, agreement, term, condition, obligation, appointment, duty and liability of Brunswick and, by virtue of the foregoing, accepts and assumes all liability of Brunswick related to any representation and warranty made by Brunswick or the Company under or in connection with the Credit Agreement or any such Loan Document and all such representations and warranties shall be deemed to have been confirmed and restated as of the effective time of the Merger; and

           (b) The Company shall be the "Borrower" referred to in the Credit Agreement and shall perform and observe all the covenants, agreements, terms, conditions, obligations, appointments, duties and liabilities of the "Borrower" under the Credit Agreement and each other Loan Document executed by Brunswick, all as if the Company was the direct, actual and original signatory thereto.


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                                   Article 3.

                                 MISCELLANEOUS

     Section 3.1. Amendments.

       (a) Section 5.4(a)(iv) is amended by replacing the reference to "October 31, 1996" to "October 31, 1995".

       (b) Item 3 of the Disclosure Schedule is amended by replacing "Merrill Lynch $2,702,784" with "Merrill Lynch up to $5,000,000".

       (c) Item 17 of the Disclosure Schedule is replaced with Schedule A attached hereto.

     Section 3.2. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

     Section 3.3. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of, and be enforceable by, the Agent and the Lenders and their respective successors and assigns.

     SECTION 3.4.  GOVERNING LAW.

     (A) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     (B) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR RELATED DOCUMENT, AND EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE COMPANY AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BROUGHT BY IT AGAINST THE AGENT OR ANY LENDER. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY


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WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY
INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

    (C) The Company hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Company, or upon the earliest of any other date permitted by applicable law. The Company shall furnish the consent of CT Corporation System so to act to the Agent on or prior to the Merger Consummation Date. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to the Company, at its address set forth below, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of the Company. The Company irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth below, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing or (ii) any earlier date permitted by applicable law. The Company agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Agent and the Lenders thereof (and shall furnish to the Agent the consent of any successor agent so to act). Nothing in this Section 3.4 shall affect the right of the Agent or any Lender to bring proceedings against the Company in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officers on the day and year first above written.

                                    MERIDIAN MEDICAL TECHNOLOGIES, INC.



                                    By:  /s/ James H. Miller
                                        -------------------------------------
                                         James H. Miller
                                         President


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ACKNOWLEDGED AND AGREED TO:

ING (U.S.) CAPITAL CORPORATION, as Agent



By: /s/ Darren J. Wells
    ---------------------------------
     Darren J. Wells
     Managing Director